EXHIBIT 10.44

                       DEVELOPED TECHNOLOGY RESOURCE, INC.
                    1997 OUTSIDE DIRECTORS STOCK OPTION PLAN


                                       I.
                                 PURPOSE OF PLAN

         1.1 The purpose of the Developed Technology Resource, Inc. 1997 Outside Directors Stock Option Plan (the "Plan") is to provide a means whereby Developed Technology Resource, Inc. (the "Company") may grant options to purchase common stock of the Company to those members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries ("Eligible Directors"). Options granted under the Plan are not intended to and do not qualify as incentive stock options as described in Section 422A of the Internal Revenue Code.

                                       II.
                    NUMBER OF SHARES AVAILABLE UNDER THE PLAN

         2.1 Options will be granted by the Company at the times described below, to Eligible Directors to purchase an aggregate of up to 100,000 shares of common stock ($.01 par value) of the Company and 100,000 shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 4.9 below). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or reacquired shares held by the Company. If any option granted under the Plan shall terminate, expire or with the consent of the optionee, be canceled as to any shares, new options may thereafter be granted covering such shares without affecting the amount of the option reserve noted above.

                                      III.
                                 ADMINISTRATION

         3.1 The Plan shall be administered by a Committee consisting of the Chief Executive Officer and Chief Financial Officer of the Company who are not eligible to participate in the Plan (the "Committee"). Committee members shall have no discretion concerning the grant of options, the price at which options are to be granted or times at which options may be exercised.

         The Committee may interpret the Plan, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take such other action as it deems necessary or advisable. No such action will affect the rights of Eligible Directors who have been granted options prior to such action. Any interpretation or other action made or taken by the Committee shall be final, binding and conclusive.

                                       IV.
                              TERMS AND CONDITIONS

         4.1 Time of Grant and Form. Each option granted under the Plan shall be evidenced by an option agreement which shall be subject to the

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terms and conditions of the Plan, including, without limitation, the following:

         (a) Existing options previously issued from the company's 1993 Outside Directors Stock Option Plan shall be rescinded. As a replacement for such rescinded options, each existing Eligible Director shall receive a grant of options for the purchase of 15,000 shares of common stock of the Company, as of the date this Plan is adopted by the Board of Directors at a price of $1.50 per share. Of these options, 13,750 shall vest immediately and 1,250 shall vest on December 31, 1997.

         (b) Each Eligible Director who is initially appointed or elected to the Board of Directors of the Company shall receive a grant for the purchase of shares of the Company's common stock in an amount to be determined by the Board of Directors, with the director who is to be granted the options not voting, on the effective date of the initial appointment or election as Director, which shall vest as follows: 25 per cent on the date of such election or appointment; 25 per cent on June 30; 25 per cent on September 30; and 25 per cent on December 31 of the year in which such election or appointment occurs.

         (c) Effective January 1, 1998, each Eligible Director shall receive a grant of options for the purchase of shares of common stock of the Company in an amount to be determined by the Board of Directors, with the director who is to be granted the options not voting, on each successive anniversary date, if reelected or reappointed to the Board of Directors, which shall vest as follows: 25 per cent on the date of each re-election or reappointment; 25 per cent on June 30; 25 per cent on September 30; and 25 per cent on December 31 of the year in which such re-election or reappointment occurs.

The foregoing respective dates of grant are referred to herein as the "Grant Date." Notwithstanding the foregoing, if on the scheduled Grant Date, the Chief Executive Officer or General Counsel of the Company determines, in their sole discretion, that the Company is in possession of material, undisclosed information that would prevent the Company from issuing securities, then the grant of options to Eligible Directors pursuant to this Section 4.1 will be suspended until the third day after public dissemination of such information. The Chief Executive Officer or General Counsel may only suspend the grant; the amount and other terms of the grant will remain as set forth in the Plan, with the exercise price of the option to be determined in accordance with the Plan on the date the option is finally granted.

         4.2. Exercisability. Subject to Sections 4.6 and 4.9 below, each option agreement shall provide that the option will become first exercisable on the first day following the first anniversary of Grant Date.

         4.3 Option Period. Subject to Sections 4.6 and 4.9 below, each option agreement shall provide that the option shall expire at the end

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of five (5) years from the date granted or upon dissolution of the Company, if earlier.

         4.4 Option Price. Except as otherwise provided in Section 4.1, the exercise price per share for options granted under the Plan shall be the mean between the bid and asked prices of the common stock of the Company on the Grant Date or in the case of Eligible Directors granted options during the Plan Year, the mean between the bid and asked prices of the common stock of the Company on the date the option is granted. As used herein, the term the bid and asked prices shall mean the bid and asked prices of the Company's common stock as reported on the National Association of Securities Dealers Automated Quotation system or applicable securities exchange.

         4.5 Payment of Option Price. The purchase price of the shares as to which an option shall be exercised shall be paid in cash, certified check, bank draft or money order made payable to the Company, or with shares of common stock of the Company at the time of exercise (valued based on the closing price on the date of exercise), unless the tender of shares as payment violates federal or state securities laws.

         4.6 Exercise in the Event of Death or Ceasing to be a Board Member. Each option agreement shall be subject to the following:

         (a) Except as otherwise provided in Section 4.6(b), if an optionee ceases to be a director of the Company or dies, the options which are then vested may be exercised for one year after the date of death or the date the optionee ceases to be a director of the Company.

         (b) If an optionee ceases to be a director of the Company because of removal for cause, all vested options, held by the removed Director, regardless of issue date, shall become void immediately as of the time the optionee ceases to be a director of the Company.

Options that are not exercisable (not vested) as of the date of death of an optionee or as of the date that an optionee ceases to be a director of the Company shall immediately lapse on that date.

         4.7 Non-Transferability. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by such optionee.

         4.8 Investment Representation. Each option agreement shall contain an agreement that upon demand by the Board the optionee shall deliver to the Board at the time of exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or to such other person to purchase any shares.



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         4.9 Adjustments. In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. If the Company is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, its shares of common stock are exchanged for (a) other securities of the Company or
(b) securities of another corporation which has assumed the outstanding options under the Plan or has substituted for such options its own options, then each holder of options under the Plan shall be entitled (subject to the conditions stated herein or in such substituted options, if any), in respect of that person's options, to purchase that amount of such other securities of the Company or of such other corporation as is sufficient to ensure that the value of that person's options immediately before the corporate transaction is equivalent to the value of such options immediately after the transaction, taking into account the option price of the option before such transaction, the fair market value per share of the common stock immediately before such transaction and the fair market value immediately after the transaction, of the securities then subject to that option (or to the option substituted for that option, if any). Upon the happening of any such corporate transaction, the class and aggregate number of shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this Section 4.9.

         4.10 Expiration Date. This plan shall terminate on granting of all shares allowed hereunder, or on such earlier date determined by the Board. Any termination shall not affect any options then outstanding under the Plan. No options may be granted after termination.

         4.11 Shareholder Rights. No Optionee shall have any rights as a shareholder with respect to any shares subject to his or her option prior to the date of issuance to the optionee of a certificate or certificates for such shares.

                                       V.
                   COMPLIANCE WITH OTHER LAWS AND REGULATIONS

         5.1 The Plan, the option agreement and exercise of options thereunder and the obligation of the Company to sell and deliver shares under such option shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of common

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stock prior to (a) the listing of any such shares on any stock exchange on which the common stock may be listed; and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body which the Company shall in its sole discretion determine necessary or advisable.

                                       VI.
                            AMENDMENT AND TERMINATION

         6.1 The Board may from time to time amend, suspend or discontinue the Plan provided, subject to the provisions of Section 4.9 above, no action of the Board may permit the granting of any option at the option price less than the price determined in accordance with the terms of this Plan; adjust or change the Grant Date determined under Section 4.1 above; or shorten the period provided for in Section 4.3 above. However, the Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to him or her under the Plan. The Board may, subject to limitations in the Plan, modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options to the extent unexercised.

                                      VII.
                                 EFFECTIVE DATE

         7.1 The Plan shall be effective November 1, 1997.

                                      VIII.
                                    PLAN YEAR

         8.1 The Plan year shall be the same as the Company's fiscal year.

                                       IX.
                                  NAME OF PLAN

         9.1 The Plan shall be known as the Developed Technology Resource, Inc. 1997 Outside Directors Stock Option Plan.